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                                                                    Exhibit 21.1

                                 IMRglobal Corp.

                                  Subsidiaries

The subsidiaries of the Registrant are as follows:

IMRglobal Corp.                                                Organized in U.S.
IMRglobal - Orion Consulting, Inc.                             Organized in U.S.
ECWerks, Inc.                                                  Organized in U.S.
IMR Sub A Corp.                                                Organized in U.S.
IMR Sub B Corp.                                                Organized in U.S.
IMR Sub AB Corp.                                               Organized in U.S.
IMRglobal LLC                                                  Organized in U.S.
IMRglobal Holdings Corp. .                                     Organized in U.S.
Intuitive Systems Inc                                          Organized in U.S.
IMRglobal, Pty Ltd.                                            Organized in Australia
Intuitive Systems Pty Ltd.                                     Organized in Australia
IMRglobal Ltd.                                                 Organized in Canada
IMRglobal Corporation                                          Organized in Canada
IMRglobal, S.A.                                                Organized in France
IMRglobal France Holding SAS                                   Organized in France
Intuitive Systems SARL                                         Organized in France
Atechsys GmbH.                                                 Organized in Germany
Annika Electronics PVT. LTD.                                   Organized in India
Movietone, Ltd.                                                Organized in India
IMRglobal (Private) Limited                                    Organized in India
IMRglobal Italia SRL                                           Organized in Italy
IMRglobal FE Ltd.                                              Organized in Japan
IMRglobal Corp., Ltd.                                          Organized in Japan
Atechsys Luxembourg S.A.                                       Organized in Luxembourg
Information Management Resources IOR, Ltd.                     Organized in Mauritius
A2 Partners BV                                                 Organized in the Netherlands
IMRglobal Netherlands I B.V.                                   Organized in the Netherlands
IMRglobal Netherlands II B.V.                                  Organized in the Netherlands
Intuitive Group Ltd.                                           Organized in United Kingdom
IMRglobal Ltd.                                                 Organized in United Kingdom
Intuitive Systems Limited                                      Organized in United Kingdom
Information Management Resources (U.K.) Holding Company        Organized in United Kingdom
IMRglobal (NI) Limited                                         Organized in United Kingdom
Lyon Consultants (UK) Ltd.                                     Organized in United Kingdom
Intuitive Sales & Marketing Systems Limited                    Organized in United Kingdom
Intuitive Research Limited                                     Organized in United Kingdom
Atechsys International, Ltd.                                   Organized in United Kingdom

Each company does business in the name listed above and/or as "IMRglobal."